Exhibit 24

AMERICAN ELECTRIC POWER COMPANY, INC.
POWER OF ATTORNEY

Each of the undersigned directors or officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended (the "Act"), one or more Registration Statements in connection with the Company’s Dividend Reinvestment and Direct Stock Purchase Plan for the registration thereunder of the remaining 8,000,000 registered shares of its securities, does hereby appoint NICHOLAS K. AKINS, BRIAN X. TIERNEY, JULIA A. SLOAT and RENEE V. HAWKINS his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, the undersigned have signed these presents this 21st day of October, 2014.

/s/ Nicholas K. Akins	/s/ Sandra Beach Lin
Nicholas K. Akins	Sandra Beach Lin

/s/ David J. Anderson	/s/ Richard C. Notebaert
David J. Anderson	Richard C. Notebaert

/s/ Lionel L. Nowell, III
Barney J. Beasley, Jr.	Lionel L. Nowell, III

/s/ Ralph D. Crosby, Jr.
Ralph D. Crosby, Jr.	Stephen S. Rasmussen

/s/ Linda A. Goodspeed	/s/ Oliver G. Richard, III
Linda A. Goodspeed	Oliver G. Richard, III

/s/ Thomas E. Hoaglin	/s/ Sara Martinez Tucker
Thomas E. Hoaglin	Sara Martinez Tucker

Date	October 13, 2014

Subject	Board Resolution Relating to
Dividend Reinvestment Plan

From	D. M. Feinberg

To	AEP Board of Directors

Since the current registration statement filed with the SEC relating to the Company’s dividend reinvestment plan (the Plan”) expires on November 18, 2014, it is necessary to file a new registration statement which incorporates the remaining approximately 8,000,000 registered shares of the Company’s common stock to meet the anticipated needs of the Plan over the next three years and to list those shares on the New York Stock Exchange. Inasmuch as the prospectus used in connection with the Plan, which is the Plan document, was last updated in 2011, it is also necessary to authorize certain officers of the Company to make technical amendments to the Plan prospectus. The following resolutions will be considered by the Board after review and approval of the Finance Committee.

After full and thorough discussion, it was on motion duly made and seconded, all members present unanimously;

RESOLVED, that, subject to the Company having available for delivery at each date of issuance a Prospectus with respect to shares of common stock of the Company to be sold pursuant to the Dividend Reinvestment and Direct Share Purchase Plan (the “Plan”) that meets the requirements of Section 10(a) of the Securities Act of 1933, the proper officers of the Company are hereby authorized and directed to cause to be issued to Computershare Trust Company, N.A. (“Computershare”) as agent for participants in the Plan, at such times and in such numbers as may be required to meet the requirements of the Plan, and for such consideration in cash as may be determined from time to time in accordance with the provisions of the Plan, of the authorized but unissued common stock, par value $6.50 per share of the Company; and further;

RESOLVED, that Computershare, as agent for the Company, be and it hereby is authorized, upon receipt of instructions from the proper officers of the Company or American Electric Power Service Corporation to requisition from itself, as Transfer Agent, such shares of common stock of the Company as may be purchased by it from the Company or on the open market from time to time, as agent for participants in the Plan; and further

RESOLVED, that Computershare, as Transfer Agent, be and it hereby is authorized and required to authenticate, deliver and transfer certificates for such shares of common stock as may be issued to and purchased by it as agent for participants in the Plan; and further,

RESOLVED, that the proper officers of this Company be, and they hereby are authorized and directed to execute and file with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 on the appropriate form which incorporates the remaining registered shares to be offered for sale or purchased on the open market pursuant to the Plan; and such officers are further authorized to execute and file with said Commission such other papers and documents in connection therewith, including but not limited to, amendments, supplements and exhibits to such Registration Statement, as such officers may consider necessary or desirable, as counsel for this Company may advise, or as said Commission may require; and further

RESOLVED, that Nicholas K. Akins, Brian X. Tierney, Julia A. Sloat and Renee V. Hawkins and, and each of them be, and they hereby are, authorized to sign the Registration Statement referred to in the preceding resolution on behalf of the Company by an attorney-in-fact and agent duly appointed in a written instrument; and further

RESOLVED, that the appropriate officers of the Company are hereby authorized to make any technical amendments and/or updates to the Plan document, including any change of agent for the Plan, and further

RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized to take such other action as they may deem necessary or desirable in order to carry into effect the purpose and intent of the foregoing resolution.